EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-69923 of ACTV, Inc. on Form S-3, of our report dated March 18, 1998, April 17, 1998, as to Note 16, (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 16), appearing in the Annual Report on Form 10-K/A of ACTV, Inc. for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ Deloitte & Touche, LLP
--------------------------


New York, New York
January 22, 1999


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